UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2019

ServiceSource International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35108	81-0578975
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

707 17th Street, Suite 2500

Denver, CO 80202

(Address of principal executive offices, including zip code)

(720) 889-8500

(Registrant’s telephone number, including area code)

717 17th Street, 5th Floor

Denver, CO 80202

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SREV	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 3, 2019, the Board of Directors (the “Board”) of ServiceSource International, Inc. (the “Company” or “ServiceSource”) appointed John R. Harris to the Company’s Board, effective July 8, 2019. Mr. Harris’s term will expire at the Company’s 2020 annual meeting of stockholders, and he will serve as a member of the Company’s Audit Committee. Mr. Harris fills a vacancy created by the resignation of Madhu Ranganathan, who resigned from the Board effective July 3, 2019. Ms. Ranganathan resigned for personal reasons, and does not have any disagreement with the Company, the Board, or the Company’s management team on any matter relating to the Company’s operations, policies, or practices.

Mr. Harris will receive cash compensation as a non-employee director in accordance with the Company’s director compensation program as described in the Company’s proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 4, 2019. In addition, he will receive an initial grant of 75,000 restricted stock units (“RSUs”) and an award of stock options to purchase up to 25,000 shares of the Company’s common stock. Both the RSUs and the stock options will vest over two years, with 50% of each award vesting on each of the first and second anniversaries of the grant date. Vesting of the awards will be subject to Mr. Harris’s continued service with the Company through each relevant date. The Company also entered into an indemnification agreement with Mr. Harris in the same form as the Company’s standard form indemnification agreement with its other directors.

The Board determined that Mr. Harris is an “independent director” as defined by Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and by the rules of the Nasdaq Stock Market. There are no arrangements or understandings between Mr. Harris and any other person pursuant to which he was selected as a director, nor are there any transactions, or proposed transactions, to which ServiceSource was or is to be a party and in which Mr. Harris had or will have a direct or indirect material interest that are required to be disclosed under Item 404(a) of Regulation S-K, nor are there any family relationships among Mr. Harris and any other directors or officers of the Company.

Item 7.01        Regulation FD Disclosure.

On July 10, 2019, ServiceSource issued a press release announcing Mr. Harris’s appointment to the Board. The full text of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information contained in Item 7.01 of this Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01        Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release dated July 10, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVICESOURCE INTERNATIONAL, INC.
Date: July 10, 2019
By: /s/ Patricia Elias
Name: Patricia Elias Title: Executive Vice President, General Counsel